Exhibit 99.1

Arrow Electronics Reports Fourth-Quarter Non-GAAP Earnings Per Share of $1.22

-- Full-Year 2012 Sales of $20.41 Billion and Non-GAAP EPS of $4.40 --

-- Cash Flow from Operations of $675 Million in 2012 --

ENGLEWOOD, Colo.--(BUSINESS WIRE)--February 7, 2013--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2012 net income of $174.7 million, or $1.62 per share on a diluted basis, compared with net income of $174.1 million, or $1.53 per share on a diluted basis in the fourth quarter of 2011. Excluding certain items in both the fourth quarters of 2012 and 2011 as described in the non-GAAP earnings reconciliation table found below, net income of $132.4 million, or $1.22 per share on a diluted basis, in the fourth quarter of 2012 compared with net income of $157.3 million, or $1.38 per share on a diluted basis, in the fourth quarter of 2011.

Fourth-quarter sales of $5.40 billion declined 1 percent from sales of $5.44 billion in the prior year. Pro forma for acquisitions and excluding the impact of foreign currency, sales declined 3 percent year over year.

“We delivered strong results in the fourth quarter, with non-GAAP earnings per share of $1.22 well ahead of our expectations, and strong cash flow from operations. Our ECS business performed especially well with sales up 11 percent over last year’s fourth quarter,” said Michael J. Long, chairman, president, and chief executive officer. “We had an excellent year, balancing our short-term initiatives and our long-term strategic priorities.”

Global components fourth-quarter sales of $3.19 billion decreased 7 percent year over year. Pro forma for acquisitions and excluding the impact of foreign currency, sales declined 9 percent year over year. Sales in the Asia-Pacific region increased 7 percent year over year, driven by strong growth in China and the ASEAN region. In the Americas, sales declined 6 percent year over year due to ongoing market weakness amid economic uncertainty. European sales were down 20 percent year over year in local currency, reflecting a weakening in the Euro Zone economies during the quarter and a prospective change in the accounting for revenue related to certain fulfillment contracts.

Global enterprise computing solutions (“ECS”) fourth-quarter sales of $2.22 billion increased 11 percent year over year. Pro forma for acquisitions and excluding the impact of foreign currency, sales increased 6 percent year over year. On a global basis, ECS delivered impressive double-digit year-over-year growth in storage, software, and services. In the Americas sales growth was at the midpoint of normal seasonality in the core value-added distribution business. In Europe, sales were at the high end of normal seasonality in local currency with strength across all regions.

FULL-YEAR

Arrow’s net income for 2012 was $506.3 million, or $4.56 per share on a diluted basis, compared with net income of $598.8 million, or $5.17 per share on a diluted basis in 2011. Excluding certain items in both 2012 and 2011 as described in the non-GAAP earnings reconciliation table found below, net income of $488.4 million, or $4.40 per share on a diluted basis, in 2012 compared with net income of $601.4 million, or $5.19 per share on a diluted basis, in 2011.

2012 sales of $20.41 billion declined 5 percent from sales of $21.39 billion in 2011. Pro forma for acquisitions and excluding the impact of foreign currency, sales also declined 5 percent year over year.

“Cash flow is again a great story as we generated $675 million in cash from operations in 2012, again meaningfully exceeding our target for cash conversion,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer. “In 2012, we returned over $250 million to shareholders through our stock repurchase program, bringing the total returned to shareholders to more than $800 million over the past 5 years.”

GUIDANCE

Looking ahead to the first quarter of 2013, there remains economic uncertainty in the United States due to the ongoing fiscal cliff and budget negotiations. Fourth-quarter U.S. GDP numbers showed the first contraction in the U.S. economy in over three years. The Euro Zone’s economy also contracted in the fourth quarter and there are no meaningful signs of improvement for the near term.

In light of these negative economic indicators, the company remains cautious in the outlook for business activity in the first quarter and would expect less than normal seasonality in the global components business. With this economic uncertainty as a backdrop, the company is embarking on an incremental productivity enhancement program that will include expense reductions of $40 million on an annual basis.

“As we look to the first quarter, we believe that total sales will be between $4.6 billion and $5.0 billion, with global components sales between $3.05 billion and $3.25 billion and global enterprise computing solutions sales between $1.55 billion and $1.75 billion. As a result of this outlook, we expect earnings per share, on a diluted basis, excluding any charges to be in the range of $.80 to $.92 per share. Our guidance assumes an average tax rate in the range of 28 to 29 percent, average diluted shares outstanding are expected to be 108.3 million, and the average Euro to USD exchange rate for the first quarter is 1.35 to 1,” said Mr. Reilly.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 470 locations in 55 countries.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders and net income per basic and diluted share, each as adjusted for certain charges, credits, and gains and losses that the company believes impact the comparability of its results of operations. These charges, credits, and gains and losses arise out of the company’s efficiency enhancement initiatives, acquisitions, and settlement of certain legal and tax matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers the charges, credits, and gains and losses referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
EARNINGS RECONCILIATION
(In thousands except per share data)
(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Operating income, as reported	$264,168	$232,183	$804,123	$908,843
Restructuring, integration, and other charges	11,285	14,135	47,437	37,811
Settlement of legal matters	(79,158)	-	(79,158)	5,875
Operating income, as adjusted	$196,295	$246,318	$772,402	$952,529

Net income attributable to shareholders, as reported	$174,704	$174,088	$506,332	$598,810
Restructuring, integration, and other charges	6,320	11,223	30,739	28,054
Settlement of legal matters	(48,623)	-	(48,623)	3,609
Gain/(adjustment) on bargain purchase	-	410	-	(668)
Loss on prepayment of debt	-	549	-	549
Reversal of valuation allowance on deferred tax assets	-	(28,928)	-	(28,928)
Net income attributable to shareholders, as adjusted	$132,401	$157,342	$488,448	$601,426

Net income per basic share, as reported	$1.64	$1.55	$4.64	$5.25
Restructuring, integration, and other charges	.06	.10	.28	.25
Settlement of legal matters	(.46)	-	(.45)	.03
Gain/(adjustment) on bargain purchase	-	-	-	(.01)
Loss on prepayment of debt	-	-	-	-
Reversal of valuation allowance on deferred tax assets	-	(.26)	-	(.25)
Net income per basic share, as adjusted	$1.25	$1.40	$4.47	$5.27

Net income per diluted share, as reported	$1.62	$1.53	$4.56	$5.17
Restructuring, integration, and other charges	.06	.10	.28	.24
Settlement of legal matters	(.45)	-	(.44)	.03
Gain/(adjustment) on bargain purchase	-	-	-	(.01)
Loss on prepayment of debt	-	-	-	-
Reversal of valuation allowance on deferred tax assets	-	(.25)	-	(.25)
Net income per diluted share, as adjusted	$1.22	$1.38	$4.40	$5.19

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2012.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)

Sales	$5,402,705	$5,440,473	$20,405,128	$21,390,264
Costs and expenses:
Cost of sales	4,695,861	4,695,664	17,667,842	18,441,661
Selling, general, and administrative expenses	480,103	469,757	1,849,534	1,892,592
Depreciation and amortization	30,446	28,734	115,350	103,482
Restructuring, integration, and other charges	11,285	14,135	47,437	37,811
Settlement of legal matters	(79,158)	-	(79,158)	5,875
	5,138,537	5,208,290	19,601,005	20,481,421
Operating income	264,168	232,183	804,123	908,843
Equity in earnings of affiliated companies	2,346	1,936	8,112	6,736
Interest and other financing expense, net	22,233	28,443	101,876	105,971
Other	-	1,562	-	(193)
Income before income taxes	244,281	204,114	710,359	809,801
Provision for income taxes	69,460	29,984	203,642	210,485
Consolidated net income	174,821	174,130	506,717	599,316
Noncontrolling interests	117	42	385	506
Net income attributable to shareholders	$174,704	$174,088	$506,332	$598,810
Net income per share:
Basic	$1.64	$1.55	$4.64	$5.25
Diluted	$1.62	$1.53	$4.56	$5.17
Average number of shares outstanding:
Basic	106,223	112,024	109,240	114,025
Diluted	108,105	113,878	111,077	115,932

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$409,684	$396,887
Accounts receivable, net	4,923,898	4,482,117
Inventories	2,052,720	1,963,910
Other current assets	328,999	181,677

Total current assets	7,715,301	7,024,591

Property, plant and equipment, at cost:
Land	23,944	23,790
Buildings and improvements	152,008	147,215
Machinery and equipment	1,030,983	934,558
	1,206,935	1,105,563
Less: Accumulated depreciation and amortization	(607,294)	(549,334)
Property, plant and equipment, net	599,641	556,229

Investments in affiliated companies	65,603	60,579
Intangible assets, net	414,033	392,763
Cost in excess of net assets of companies acquired	1,711,703	1,473,333
Other assets	279,406	321,584

Total assets	$10,785,687	$9,829,079

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,769,268	$3,264,088
Accrued expenses	776,586	660,996
Short-term borrowings, including current portion of long-term debt	364,357	33,843

Total current liabilities	4,910,211	3,958,927

Long-term debt	1,587,478	1,927,823
Other liabilities	300,636	267,069

Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in 2012 and 2011
Issued – 125,424 and 125,382 shares in 2012 and 2011, respectively	125,424	125,382
Capital in excess of par value	1,086,239	1,076,275
Treasury stock (19,423 and 13,568 shares in 2012 and 2011, respectively), at cost	(652,867)	(434,959)
Retained earnings	3,279,289	2,772,957
Foreign currency translation adjustment	182,632	158,550
Other	(37,495)	(29,393)

Total shareholders' equity	3,983,222	3,668,812

Noncontrolling interests	4,140	6,448

Total equity	3,987,362	3,675,260

Total liabilities and equity	$10,785,687	$9,829,079

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Quarter Ended December 31,
	2012	2011
Cash flows from operating activities:
Consolidated net income	$174,821	$174,130
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	30,446	28,734
Amortization of stock-based compensation	9,685	8,945
Equity in earnings of affiliated companies	(2,346)	(1,936)
Deferred income taxes	(23,380)	(10,899)
Restructuring, integration, and other charges	6,320	11,223
Excess tax benefits from stock-based compensation arrangements	54	(435)
Other	(1,446)	(554)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(554,201)	(329,943)
Inventories	37,140	214,783
Accounts payable	374,959	42,788
Accrued expenses	146,052	(10,755)
Other assets and liabilities	(10,354)	20,423
Net cash provided by operating activities	187,750	146,504

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(90,668)	(9,238)
Acquisition of property, plant and equipment	(36,650)	(25,674)
Net cash used for investing activities	(127,318)	(34,912)

Cash flows from financing activities:
Change in short-term and other borrowings	(17,607)	1,984
Proceeds from (repayment of) long-term bank borrowings, net	19,600	(243,000)
Repurchase of senior notes	-	(19,324)
Proceeds from exercise of stock options	1,891	47
Excess tax benefits from stock-based compensation arrangements	(54)	435
Repurchases of common stock	(38,075)	(242)
Net cash used for financing activities	(34,245)	(260,100)

Effect of exchange rate changes on cash	24,947	829
Net increase (decrease) in cash and cash equivalents	51,134	(147,679)
Cash and cash equivalents at beginning of period	358,550	544,566
Cash and cash equivalents at end of period	$409,684	$396,887

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Consolidated net income	$506,717	$599,316
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	115,350	103,482
Amortization of stock-based compensation	34,546	39,225
Equity in earnings of affiliated companies	(8,112)	(6,736)
Deferred income taxes	(5,414)	(11,377)
Restructuring, integration, and other charges	30,739	28,054
Excess tax benefits from stock-based compensation arrangements	(5,029)	(7,956)
Other	(5,786)	4,309
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(318,689)	(193,492)
Inventories	(62,383)	105,150
Accounts payable	406,874	(465,603)
Accrued expenses	38,858	(74,236)
Other assets and liabilities	(52,638)	747
Net cash provided by operating activities	675,033	120,883

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(281,918)	(532,568)
Acquisition of property, plant and equipment	(112,224)	(113,941)
Purchase of cost method investment	(15,000)	-
Net cash used for investing activities	(409,142)	(646,509)

Cash flows from financing activities:
Change in short-term and other borrowings	(9,812)	(6,172)
Proceeds from (repayment of) long-term bank borrowings, net	(5,400)	354,000
Repayment of bank term loan	-	(200,000)
Repurchase of senior notes	-	(19,324)
Proceeds from exercise of stock options	13,372	46,665
Excess tax benefits from stock-based compensation arrangements	5,029	7,956
Repurchases of common stock	(260,870)	(197,044)
Net cash used for financing activities	(257,681)	(13,919)

Effect of exchange rate changes on cash	4,587	10,111
Net increase (decrease) in cash and cash equivalents	12,797	(529,434)
Cash and cash equivalents at beginning of year	396,887	926,321
Cash and cash equivalents at end of year	$409,684	$396,887

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)
Sales:
Global components	$3,185,764	$3,443,034	$13,361,122	$14,853,823
Global ECS	2,216,941	1,997,439	7,044,006	6,536,441
Consolidated	$5,402,705	$5,440,473	$20,405,128	$21,390,264

Operating income (loss):
Global components	$122,989	$176,680	$619,282	$823,774
Global ECS	114,249	106,413	290,970	262,893
Corporate (a)	26,930	(50,910)	(106,129)	(177,824)
Consolidated	$264,168	$232,183	$804,123	$908,843

(a)
Includes restructuring, integration, and other charges of $11.3 million and $47.4 million for the quarter and year ended December 31, 2012 and $14.1 million and $37.8 million for the quarter and year ended December 31, 2011, respectively. Also includes a gain of $79.2 million for the quarter and year ended December 31, 2012 and a charge of $5.9 million for the year ended December 31, 2011, both of which are related to the settlement of legal matters.

CONTACT:
Arrow Electronics, Inc.
Greer Aviv, 303-824-3765
Senior Manager, Investor Relations
or
Paul J. Reilly, 631-847-1872
Executive Vice President, Finance and Operations & Chief Financial Officer
or
John Hourigan, 303-824-4586 (Media)
Director, Corporate Communications